Exhibit 1.1

Articles adopted upon the filing a Form 11 Notice of

Alteration filed with the BC Registrar of Companies on

July 10, 2026 @ 9:09 a.m. and effective as of July 10,

2026 @ 12:08 a.m. pursuant to Plan of Arrangement

under Court Order No. S64596

Incorporation Number	C1598603

Translation of Name (if any)

Effective as of	July 10, 2026

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES

OF

General Fusion GROUP LTD.

Fasken Martineau DuMoulin LLP
Barristers & Solicitors
Canada

FASKEN MARTINEAU DUMOULIN LLP

(continued)

Part 8 BORROWING POWERS		5

8.1	Powers of Directors	5
8.2	Terms of Debt Instruments	5
8.3	Delegation by Directors	5

Part 9 ALTERATIONS		5

9.1	Alteration of Authorized Share Structure	5
9.2	Special Rights and Restrictions	6
9.3	Change of Name	6
9.4	Company Alterations	6

Part 10 MEETINGS OF SHAREHOLDERS		6

10.1	Annual General Meetings	6
10.2	Resolution Instead of Annual General Meeting	6
10.3	Calling of Shareholder Meetings	6
10.4	Location of Shareholder Meetings	6
10.5	Notice for Meetings of Shareholders	7
10.6	Record Date for Notice	7
10.7	Record Date for Voting	7
10.8	Failure to Give Notice and Waiver of Notice	7
10.9	Notice of Special Business at Meetings of Shareholders	7
10.10	Class Meetings and Series Meetings of Shareholders	7
10.11	Notice of Dissent Rights	7

Part 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		8

11.1	Special Business	8
11.2	Special Resolution	8
11.3	Quorum	8
11.4	One Shareholder May Constitute Quorum	8
11.5	Meetings by Telephone or Other Communications Medium	8
11.6	Other Persons May Attend	8
11.7	Requirement of Quorum	8
11.8	Lack of Quorum	9
11.9	Lack of Quorum at Succeeding Meeting	9
11.10	Chair	9
11.11	Selection of Alternate Chair	9
11.12	Adjournments	9
11.13	Notice of Adjourned Meeting	9
11.14	Decisions by Show of Hands or Poll	9
11.15	Declaration of Result	9
11.16	Motion Need Not Be Seconded	9
11.17	Casting Vote	9
11.18	Manner of Taking a Poll	9
11.19	Demand for a Poll on Adjournment	10
11.20	Chair Must Resolve Dispute	10
11.21	Casting of Votes	10
11.22	No Demand for Poll	10
11.23	Demand for a Poll Not to Prevent Continuation of Meeting	10
11.24	Retention of Ballots and Proxies	10
11.25	Electronic Voting	10

Part 12 VOTES OF SHAREHOLDERS		10

12.1	Number of Votes by Shareholder or by Shares	10
12.2	Votes of Persons in Representative Capacity	10
12.3	Votes by Joint Shareholders	10

- ii -	FASKEN MARTINEAU DUMOULIN LLP

(continued)

12.4	Legal Personal Representatives as Joint Shareholders	11
12.5	Representative of a Corporate Shareholder	11
12.6	Proxy Provisions Do Not Apply to All Companies	11
12.7	Appointment of Proxy Holder	11
12.8	Alternate Proxy Holders	11
12.9	When Proxy Holder Need Not Be Shareholder	11
12.10	Deposit of Proxy	11
12.11	Validity of Proxy Vote	12
12.12	Form of Proxy	12
12.13	Revocation of Proxy	12
12.14	Revocation of Proxy Must Be Signed	12
12.15	Production of Evidence of Authority to Vote	12

Part 13 DIRECTORS		13

13.1	Number of Directors	13
13.2	Change in Number of Directors	13
13.3	Additional Directors	13
13.4	Directors’ Acts Valid Despite Vacancy	13
13.5	Qualifications of Directors	13
13.6	Remuneration of Directors	13
13.7	Reimbursement of Expenses of Directors	13
13.8	Special Remuneration for Directors	13
13.9	Gratuity, Pension or Allowance on Retirement of Director	13

Part 14 ELECTION AND REMOVAL OF DIRECTORS		14

14.1	Election at Annual General Meeting	14
14.2	Consent to be a Director	14
14.3	Failure to Elect or Appoint Directors	14
14.4	Places of Retiring Directors Not Filled	14
14.5	Directors May Fill Casual Vacancies	14
14.6	Remaining Directors Power to Act	14
14.7	Shareholders May Fill Vacancies	14
14.8	Ceasing to be a Director	15
14.9	Removal of Director by Shareholders	15
14.10	Removal of Director by Directors	15

Part 15 ADVANCE NOTICE REQUIREMENTS		15

15.1	Definitions	15
15.2	Nomination of Directors	15
15.3	Timely Notice	16
15.4	Manner of Timely Notice	16
15.5	Proper Form of Timely Notice	16
15.6	Notice to be Updated	17
15.7	Eligibility for Nomination as a Director	17
15.8	Delivery of Notice	17
15.9	Board’s Discretion	17

Part 16 FORUM FOR ADJUDICATION OF CERTAIN DISPUTES		17

16.1	Governing Law and Forum Selection	17

Part 17 POWERS AND DUTIES OF DIRECTORS		18

17.1	Powers of Management	18
17.2	Appointment of Attorney of Company	18

- iii -	FASKEN MARTINEAU DUMOULIN LLP

(continued)

Part 18 DISCLOSURE OF INTEREST OF DIRECTORS		18

18.1	Obligation to Account for Profits	18
18.2	Restrictions on Voting by Reason of Interest	18
18.3	Interested Director Counted in Quorum	18
18.4	Disclosure of Conflict of Interest or Property	18
18.5	Director Holding Other Office in the Company	18
18.6	No Disqualification	19
18.7	Professional Services by Director or Officer	19
18.8	Director or Officer in Other Corporations	19

Part 19 PROCEEDINGS OF DIRECTORS		19

19.1	Meetings of Directors	19
19.2	Voting at Meetings	19
19.3	Chair of Meetings	19
19.4	Meetings by Telephone or Other Communications Medium	19
19.5	Calling of Meetings	19
19.6	Notice of Meetings	19
19.7	When Notice Not Required	19
19.8	Meeting Valid Despite Failure to Give Notice	20
19.9	Waiver of Notice of Meetings	20
19.10	Quorum	20
19.11	Validity of Acts Where Appointment Defective	20
19.12	Consent Resolutions in Writing	20

Part 20 EXECUTIVE AND OTHER COMMITTEES		20

20.1	Appointment and Powers of Executive Committee	20
20.2	Appointment and Powers of Other Committees	20
20.3	Obligations of Committee	21
20.4	Powers of Board	21
20.5	Committee Meetings	21

Part 21 OFFICERS		21

21.1	Appointment of Officers	21
21.2	Functions, Duties and Powers of Officers	21
21.3	Qualifications	21
21.4	Remuneration and Terms	21

Part 22 INDEMNIFICATION		22

22.1	Definitions	22
22.2	Mandatory Indemnification of Eligible Parties	22
22.3	Indemnification of Other Persons	22
22.4	Non-Compliance with Business Corporations Act	22
22.5	Company May Purchase Insurance	22

Part 23 DIVIDENDS		23

23.1	Payment of Dividends Subject to Special Rights	23
23.2	Declaration of Dividends	23
23.3	No Notice Required	23
23.4	Record Date	23
23.5	Manner of Paying Dividend	23
23.6	Settlement of Difficulties	23
23.7	When Dividend Payable	23
23.8	Dividends to be Paid in Accordance with Number of Shares	23

- iv -	FASKEN MARTINEAU DUMOULIN LLP

(continued)

23.9	Receipt by Joint Shareholders	23
23.10	Dividend Bears No Interest	23
23.11	Fractional Dividends	23
23.12	Payment of Dividends	23
23.13	Capitalization of Surplus	24
23.14	Unclaimed Dividends	24

Part 24 DOCUMENTS, RECORDS AND REPORTS		24

24.1	Recording of Financial Affairs	24
24.2	Inspection of Accounting Records	24
24.3	Remuneration of Auditors	24

Part 25 NOTICES		24

25.1	Method of Giving Notice	24
25.2	Deemed Receipt	25
25.3	Certificate of Sending	25
25.4	Notice to Joint Shareholders	25
25.5	Notice to Trustees	25

Part 26 SEAL		25

26.1	Who May Attest Seal	25
26.2	Sealing Copies	25
26.3	Mechanical Reproduction of Seal	25

Part 27 PROHIBITIONS		26

27.1	Definitions	26
27.2	Application	26
27.3	Consent Required for Transfer of Shares or Designated Securities	26

Part 28 COMMON SHARES		26

28.1	Voting	26
28.2	Dividends	26
28.3	Liquidation Distribution	26

Part 29 EARNOUT SHARES		26

29.1	Definitions	26
29.2	Earnout Shares	29
29.3	Non-Voting	29
29.4	Dividends	29
29.5	Liquidation Distribution	29
29.6	Redemption	29
29.7	Limits on Transferability	29
29.8	Conversion Provisions	29
29.9	Automatic Conversion	30

Part 30 preferred shares		31

30.1	Issuable in Series	31

Part 31 CONVERTIBLE PREFERRED SHARES		32

31.1	Convertible Preferred Shares	32
31.2	Definitions	32
31.3	Designation and Amount	37

- v -	FASKEN MARTINEAU DUMOULIN LLP

(continued)

31.4	Periodic AV Increases and Dividends	37
31.5	Voting Rights	38
31.6	Ranking; Liquidation.	39
31.7	Conversion	41
31.8	Certain Adjustments.	45
31.9	Redemption	49
31.10	Miscellaneous	51

- vi -	FASKEN MARTINEAU DUMOULIN LLP

Articles adopted upon the filing a Form 11 Notice of

Alteration filed with the BC Registrar of Companies on

July 10, 2026 @ 9:09 a.m. and effective as of July 10,

2026 @ 12:08 a.m. pursuant to Plan of Arrangement

under Court Order No. S64596
PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

ARTICLES
of

GENERAL FUSION GROUP LTD.

(the “Company”)

Incorporation Number C1598603

Translation of Name (if any)

Part 1
INTERPRETATION

1.1           Definitions. Without limiting Article 1.2, in these Articles, unless the context requires otherwise:

“adjourned meeting” means the meeting to which a meeting is adjourned under Article 11.8 or 11.12;

“beneficial owner”, “beneficially own” and any correlative phrases means to be the beneficial owner of securities, directly or indirectly, within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act and the Business Corporations Act.

“board”, “board of directors” and “directors” mean the directors or sole director of the Company for the time being and include a committee or other delegate, direct or indirect, of the directors or director;

“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57 as amended, restated or replaced from time to time, and includes its regulations;

“Exchange Act” means the means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“holder” of any share of the Company means the holder of such share as registered on the central securities register of the Company and, in respect of shares held by joint holders, means all such joint holders.

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;

“legal personal representative” means the personal or other legal representative of the shareholder; and

“seal” means the seal of the Company, if any.

1.2           Business Corporations Act Definitions Apply. The definitions in the Business Corporations Act apply to these Articles.

1.3           Interpretation Act Applies. The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4           Conflict in Definitions. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

- 1 -	FASKEN MARTINEAU DUMOULIN LLP

1.5           Conflict Between Articles and Legislation. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

Part 2
SHARES AND SHARE CERTIFICATES

2.1           Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2           Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3           Right to Share Certificate or Acknowledgement. Each shareholder is entitled, without charge, to:

(a)	one certificate representing the share or shares of each class or series of shares registered in the shareholder’s name; or

(b)	a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate,

provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or acknowledgment for a share to one of several joint shareholders or to one of the shareholder’s duly authorized agents will be sufficient delivery to all. The Company may refuse to register more than three persons as joint holders of a share.

2.4           Sending of Share Certificate. Any share certificate or non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate to which a shareholder is entitled may be sent to the shareholder by mail at the shareholder’s registered address, and neither the Company nor any agent is liable for any loss to the shareholder because the share certificate or acknowledgment sent is lost in the mail or stolen.

2.5           Replacement of Worn Out or Defaced Certificate. If the board of directors, or any officer or agent designated by the directors, is satisfied that a share certificate is worn out or defaced, they must, on production to them of the certificate and on such other terms, if any, as they think fit:

(a)	order the certificate to be cancelled; and

(b)	issue a replacement share certificate.

2.6           Replacement of Lost, Stolen or Destroyed Certificate. If a share certificate is lost, stolen or destroyed, a replacement share certificate must be issued to the person entitled to that certificate if the board of directors, or any officer or agent designated by the directors, receives:

(a)	proof satisfactory to them that the certificate is lost, stolen or destroyed; and

(b)	any indemnity the board of directors, or any officer or agent designated by the directors, considers adequate.

2.7           Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company must cancel the surrendered certificate and issue replacement share certificates in accordance with that request. The Company may refuse to issue a certificate with respect to a fraction of a share.

2.8           Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9           Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

- 2 -	FASKEN MARTINEAU DUMOULIN LLP

Part 3
ISSUE OF SHARES

3.1           Directors Authorized to Issue Shares. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may issue, allot, sell or otherwise dispose of the unissued shares, and previously issued shares that are subject to reissuance or held by the Company, whether with par value or without par value, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares may be issued) that the directors, in their absolute discretion, may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2           Commissions and Discounts. The directors may, at any time, authorize the Company to pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3           Brokerage. The directors may authorize the Company to pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4           Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property; or

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5           Warrants, Options and Rights. Subject to the Business Corporations Act, the Company may issue warrants, options and rights upon such terms and conditions as the directors determine, which warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

3.6           Fractional Shares. A person holding a fractional share does not have, in relation to the fractional share, the rights of a shareholder in proportion to the fraction of the share held.

Part 4
SHARE REGISTERS

4.1           Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register, or such other jurisdiction approved by the board provided the central securities register must be available for inspection and copying at a location inside British Columbia by means of a computer terminal or other electronic technology.

4.2           Branch Registers. In addition to the central securities register, the Company may maintain branch securities registers.

4.3           Appointment of Agents. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register and any branch securities registers. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.4           Closing Register. The Company must not at any time close its central securities register.

- 3 -	FASKEN MARTINEAU DUMOULIN LLP

Part 5
SHARE TRANSFERS

5.1           Recording or Registering Transfer. Except to the extent that the Business Corporations Act otherwise provides, a transfer of a share of the Company must not be recorded or registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company or its duly appointed transfer agent, if any;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company or its duly appointed transfer agent, if any; and

(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company or its duly appointed transfer agent, if any.

5.2           Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors, or any other officer or agent authorized by the directors, from time to time.

5.3           Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4           Signing of Instrument of Transfer. If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

5.5           Enquiry as to Title Not Required. Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6           Transfer Fee. Subject to the applicable rules of any stock exchange on which the shares of the Company may be listed, there must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

Part 6
TRANSMISSION OF SHARES

6.1           Legal Personal Representative Recognized on Death. In the case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2           Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

- 4 -	FASKEN MARTINEAU DUMOULIN LLP

Part 7
PURCHASE OF SHARES

7.1           Company Authorized to Purchase Shares. Subject to the special rights and restrictions attached to any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and on the terms specified in such resolution.

7.2           Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3           Sale and Voting of Purchased Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

Part 8
BORROWING POWERS

8.1           Powers of Directors. The Company, if authorized by the directors, may from time to time:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.

8.2           Terms of Debt Instruments. Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges on the redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise, and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder, all as the directors may determine.

8.3           Delegation by Directors. For greater certainty, the powers of the directors under this Part 8 may be exercised by a committee or other delegate, direct or indirect, of the board authorized to exercise such powers.

Part 9
ALTERATIONS

9.1           Alteration of Authorized Share Structure. Subject to Article 9.2, Article 30.1 and the Business Corporations Act, the Company may:

(a)	by special resolution:

(i)	create one or more classes or series of shares or, if none of the shares of a class or series of shares is allotted or issued, eliminate that class or series of shares;

- 5 -	FASKEN MARTINEAU DUMOULIN LLP

(ii)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(iii)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares is allotted or issued, increase the par value of those shares;

(iv)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(v)	alter the identifying name of any of its shares; or

(vi)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.; or

(b)	by directors’ resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares, and, if applicable, alter the Notice of Articles and these Articles accordingly.

9.2           Special Rights and Restrictions. Subject to Article 31.1 and the Business Corporations Act, the Company may by special resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3           Change of Name. The Company may by directors’ resolution or ordinary resolution authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.4           Company Alterations. If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution authorize any act of the Company, including without limitation, an alteration of these Articles or its Notice of Articles.

Part 10
MEETINGS OF SHAREHOLDERS

10.1           Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act and subject to the applicable rules of any stock exchange on which the shares of the Company may be listed, the Company must hold an annual general meeting, for the first time, not more than 18 months after the date on which it was recognized, and after its first annual reference date, at least once in each calendar year and not more than 15 months after the annual reference date for the preceding calendar year at such date, time and location as may be determined by the directors.

10.2           Resolution Instead of Annual General Meeting. If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3           Calling of Shareholder Meetings. The directors may, whenever they think fit, call a meeting of shareholders.

10.4           Location of Shareholder Meetings. The directors may by directors’ resolution, approve a location outside of British Columbia for the holding of a meeting of shareholders, or a fully or partially electronic or virtual meeting of shareholders.

- 6 -	FASKEN MARTINEAU DUMOULIN LLP

10.5           Notice for Meetings of Shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

10.6           Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; and

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7           Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8           Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to receive notice does not invalidate any proceedings at that meeting. Any person entitled to receive notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9           Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by the shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10        Class Meetings and Series Meetings of Shareholders. Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply with the necessary changes and so far as they are applicable to a class meeting or series meeting of shareholders holding a particular class or series of shares.

10.11        Notice of Dissent Rights. The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

- 7 -	FASKEN MARTINEAU DUMOULIN LLP

Part 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1        Special Business. At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of, or voting at, the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(viii)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2        Special Resolution. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3        Quorum. Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.

11.4        One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5        Meetings by Telephone or Other Communications Medium. A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may participate in person or by telephone or other communications medium if all shareholders and proxy holders participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A shareholder who participates in a meeting in a manner contemplated by this Article 11.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Nothing in this Article 11.5 obligates the Company to take any action or provide any facility to permit or facilitate the use of any communications mediums at a meeting of shareholders.

11.6        Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum, and is not entitled to vote at the meeting, unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.7        Requirement of Quorum. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

- 8 -	FASKEN MARTINEAU DUMOULIN LLP

11.8        Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, or at such other date, time or location as the chair specifies on the adjournment.

11.9        Lack of Quorum at Succeeding Meeting. If, at the meeting to which the first meeting referred to in Article 11.8(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.10       Chair. The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.11       Selection of Alternate Chair. If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.12       Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.13       Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.14       Decisions by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of telephonic, electronic or other communications facilities, unless a poll, before or on the declaration of the result of the vote by show of hands (or its functional equivalent), is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.15       Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16       Motion Need Not Be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17       Casting Vote. In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.18       Manner of Taking a Poll. Subject to Article 11.19, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

- 9 -	FASKEN MARTINEAU DUMOULIN LLP

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.19        Demand for a Poll on Adjournment. A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.20        Chair Must Resolve Dispute. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.21        Casting of Votes. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.22        No Demand for Poll. No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.23        Demand for a Poll Not to Prevent Continuation of Meeting. The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.24        Retention of Ballots and Proxies. The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during statutory business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.25        Electronic Voting. Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities if the directors determine to make them available whether or not persons entitled to attend participate in the meeting by means of telephonic, electronic or other communications facilities.

Part 12
VOTES OF SHAREHOLDERS

12.1        Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 12.3:

(a)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)	on a poll, every shareholder entitled to vote at the meeting has one vote in respect of each share held by that shareholder and may exercise that vote either in person or by proxy.

12.2        Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is the legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3        Votes by Joint Shareholders. If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

- 10 -	FASKEN MARTINEAU DUMOULIN LLP

12.4        Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5        Representative of a Corporate Shareholder. If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies or, if no number is specified, two days before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting; and

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6        Proxy Provisions Do Not Apply to All Companies. If and for so long as it is a public company, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

12.7        Appointment of Proxy Holder. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8        Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9        When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(c)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(d)	the Company is a public company.

12.10        Deposit of Proxy. A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

- 11 -	FASKEN MARTINEAU DUMOULIN LLP

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11        Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12        Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the shareholder): _______________________

Signed this _____ day of _________, ________.

Signature of shareholder

Name of shareholder—printed

12.13        Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting or any adjourned meeting, to the chair of the meeting, in each case, before any vote has been taken on any matter to which the proxy has been given.

12.14        Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15        Production of Evidence of Authority to Vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

- 12 -	FASKEN MARTINEAU DUMOULIN LLP

Part 13
DIRECTORS

13.1        Number of Directors. The number of directors shall, excluding any additional directors appointed under Article 13.3, be set at:

(a)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 13.3;

(b)	if the Company is not a public company, the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 13.3.

13.2        Change in Number of Directors. If the number of directors is set under Articles 13.1(a)(i) or 13.1(b)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3        Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may set the size of the board (but not at a lesser number of directors than the number of directors then elected or appointed) and appoint one or more additional directors to fill any vacancies resulting from an increase in the size of the board, but the number of additional directors appointed under this Article 13.3 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 13.3.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

13.4        Directors’ Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.5        Qualifications of Directors. A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.6        Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.7        Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in his or her capacity as director in and about the business of the Company.

13.8        Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.9        Gratuity, Pension or Allowance on Retirement of Director. The directors may authorize the Company to pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

- 13 -	FASKEN MARTINEAU DUMOULIN LLP

Part 14
ELECTION AND REMOVAL OF DIRECTORS

14.1        Election at Annual General Meeting. At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2        Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3        Failure to Elect or Appoint Directors. If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4        Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5        Directors May Fill Casual Vacancies. Any casual vacancy occurring in the board of directors, including any vacancy resulting from the retirement, death, resignation, or incapacity of a director, may be filled by the directors.

14.6        Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7        Shareholders May Fill Vacancies. If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

- 14 -	FASKEN MARTINEAU DUMOULIN LLP

14.8        Ceasing to be a Director. A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.9 or 14.10.

14.9        Removal of Director by Shareholders. The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.10        Removal of Director by Directors. The board may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company in accordance with the Business Corporations Act and does not promptly resign, and the board may appoint a director to fill the resulting vacancy.

Part 15
ADVANCE NOTICE REQUIREMENTS

15.1        Definitions. In this Part 15, unless the context otherwise requires:

(a)	“Applicable Securities Laws” means the applicable securities laws of each relevant state, province and territory of the United States and Canada, as applicable, as amended from time to time, the rules, regulations and forms made or promulgated under any such laws and the published national instruments, multilateral instruments, policies, bulletins, interpretations and notices of the securities commission and similar regulatory authority of each relevant state, province and territory of the United States and Canada;

(b)	“Person” includes an individual, firm, association, trustee, executor, administrator, legal or personal representative, body corporate, company, corporation, trust, partnership, limited partnership, joint venture, syndicate or other form of unincorporated association, a government and its agencies or instrumentalities, any entity or group (whether or not having legal personality), any successor (by merger, statutory amalgamation or otherwise), any of the foregoing acting in any derivative, representative or fiduciary capacity, and any of the foregoing that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person, the term “control” (including the terms “controlled by” and “under common control with”) meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise;

(c)	“Public Announcement” shall mean disclosure in a press release reported by a national news service in the United States and in Canada, as applicable, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or by the Company under its profile on SEDAR+ at www.sedarplus.ca.

15.2        Nomination of Directors. Only Persons who are eligible under the Business Corporations Act and who are nominated in accordance with the provisions herein shall be eligible for election as directors of the Company. At any annual general meeting of shareholders, or any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, nominations of Persons for election to the board may be made only:

(a)	by or at the direction of the board, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a “proposal” made in accordance with Part 5, Division 7 of the Business Corporations Act, or pursuant to a requisition of the shareholders made in accordance with Section 167 of the Business Corporations Act; or

(c)	by any Person (a “Nominating Shareholder”): (i) who, at the close of business on the date that the Nominating Shareholder’s Notice (as defined below) is given and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such ownership that is satisfactory to the Company, acting reasonably; and (ii) who complies with all notice procedures set forth herein.

- 15 -	FASKEN MARTINEAU DUMOULIN LLP

15.3        Timely Notice. In addition to any other requirements under applicable laws, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with Article 15.4 below) and in proper written form (in accordance with Article 15.8 below) to the Corporate Secretary of the Company at the registered office of the Company (as set out in the notice of articles of the Company).

15.4        Manner of Timely Notice. To be timely, the Nominating Shareholder’s Notice to the Corporate Secretary of the Company must be made:

(a)	in the case of an annual general meeting of shareholders, not less than thirty (30) days prior to the date of the annual general meeting of shareholders; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first Public Announcement of the date of the annual general meeting was made, the Nominating Shareholder’s Notice may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(b)	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first Public Announcement of the date of the special meeting of shareholders was made,

15.5        Proper Form of Timely Notice. To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Company must set forth:

(a)	as to each Person whom the Nominating Shareholder proposes to nominate for election as a director: (i) the name, age, business address and residential address of the Person; (ii) the present principal occupation or employment of the Person and the principal occupation or employment within the five years preceding the notice; (iii) the country of residence of the Person; (iv) the class or series and number of shares in the capital of the Company which are directly or indirectly controlled or directed or which are owned beneficially or of record by the Person as of the record date for the annual general meeting of shareholders, or the special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; (iv) full particulars regarding any agreements between the Person and/or the Nominating Shareholder and/or any other person or company relating to the Person’s nomination for election as a director of the Company; (v) a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such Person with respect to the class or series of shares in the capital of the Company (including the notional number of shares that are the subject of such agreement or arrangement or instrument) and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) that has been made by or on behalf of such Person, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such Person or to increase or decrease the voting power or pecuniary or economic interest of such Person with respect to the class or series of shares in the capital of the Company; and (vi) any other information relating to the Person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws; and

(b)	as to the Nominating Shareholder giving the notice: (i) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; (collectively with Article 15.5(a), the “Nominating Shareholder’s Notice”); (ii) a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such Nominating Shareholder with respect to the class or series of shares in the capital of the Company (including the notional number of shares that are the subject of such agreement or arrangement or instrument) and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) that has been made by or on behalf of such Nominating Shareholder, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such Nominating Shareholder or to increase or decrease the voting power or pecuniary or economic interest of such Nominating Shareholder with respect to the class or series of shares in the capital of the Company; and (iii) a representation as to whether the Nominating Shareholder intends to engage in a solicitation with respect to such nomination and, if so, the name of each participant in such solicitation and whether such person or group intends to deliver a proxy circular to holders of at least the percentage of the Company’s outstanding share capital required to approve or adopt the nomination (in person or by proxy) by the Nominating Shareholder (collectively with Article 15.5(a), the “Nominating Shareholder’s Notice”).

- 16 -	FASKEN MARTINEAU DUMOULIN LLP

The Company may require any proposed nominee to furnish such other information as may be required to be contained in a dissident’s proxy circular or by Applicable Securities Laws to determine the independence of the Proposed Nominee or the eligibility of such proposed nominee to serve as a director of the Company.

15.6        Notice to be Updated. To be considered timely and in proper written form, the Nominating Shareholder’s Notice will be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such Nominating Shareholder’s Notice will be true and correct as of the record date for the annual general meeting of shareholders, or the special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors.

15.7        Eligibility for Nomination as a Director. No Person shall be eligible for election as a director of the Company (except pursuant to Article 15.2(a) unless nominated in accordance with the provisions of this Part 15; provided, however, that nothing in this Part 15 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at any annual general meeting of shareholders, or any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of directors, of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act or at the discretion of the chair of the board. The chair of the board of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Part 15, and, if any proposed nomination is not in compliance with such provisions, to declare that such defective nomination shall be deemed voided and subsequently disregarded.

15.8        Delivery of Notice. Notwithstanding any other provision in this Part 15, notice given to the Corporate Secretary of the Company pursuant to this Part 15 may only be given by personal delivery, facsimile transmission or email (provided that the Corporate Secretary has stipulated an e-mail address for purposes of this Part 15), and shall be deemed to have been given and received only at the time it is served by personal delivery or sent by facsimile transaction (provided that receipt of confirmation of such transmission has been received) or by e-mail (at the address as aforesaid) to the Corporate Secretary at the registered office of the Company, provided that if such delivery or electronic transmission is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic transmission shall be deemed to have been made on the subsequent day that is a business day.

15.9        Board’s Discretion. Notwithstanding the foregoing, the board may, in its sole discretion, waive any and all requirements in this Part 15.

Part 16
FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

16.1        Governing Law and Forum Selection. All questions concerning the construction, validity, enforcement and interpretation of these Articles shall be governed by and construed and enforced in accordance with the internal laws of the Province of British Columbia and the laws of Canada, without regard to the principles of conflict of laws thereof. Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of the Province of British Columbia, Canada and the appellate Courts therefrom (collectively, the “Courts”), shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles or the Notice of Articles (as may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and the shareholders, directors and officers of such corporations (but does not include the business carried on by such corporations). If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any registered or beneficial securityholder of the Company, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the Courts in connection with any action or proceeding brought in any such Court to enforce foregoing exclusive forum provision (an “Enforcement Action”) and (ii) having service of process made upon such securityholder in any such Enforcement Action by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. For the avoidance of doubt, this Part 16 shall not apply to any action brought to enforce a duty or liability created by the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Part 16.

- 17 -	FASKEN MARTINEAU DUMOULIN LLP

16.2        Waiver of Service. The Company and each shareholder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under these Articles and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Company and each shareholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to these Articles or the transactions contemplated hereby. If the Company or any shareholder shall commence an action or proceeding to enforce any provisions of these Articles, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Part 17
POWERS AND DUTIES OF DIRECTORS

17.1        Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

17.2        Appointment of Attorney of Company. The directors exclusively may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

Part 18
DISCLOSURE OF INTEREST OF DIRECTORS

18.1        Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

18.2        Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

18.3        Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

18.4        Disclosure of Conflict of Interest or Property. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

18.5        Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

- 18 -	FASKEN MARTINEAU DUMOULIN LLP

18.6        No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

18.7        Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

18.8        Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

Part 19
PROCEEDINGS OF DIRECTORS

19.1        Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine.

19.2        Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

19.3        Chair of Meetings. Meetings of directors are to be chaired by:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

19.4        Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone or other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 19.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

19.5        Calling of Meetings. A director may, and the secretary or an assistant secretary, if any, on the request of a director must, call a meeting of the directors at any time.

19.6        Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 19.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 25.1 or orally or by telephone.

19.7        When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has waived notice of the meeting.

- 19 -	FASKEN MARTINEAU DUMOULIN LLP

19.8        Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

19.9        Waiver of Notice of Meetings. Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal. After sending a waiver with respect to all future meetings of the directors, and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

19.10        Quorum. The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors.

19.11        Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

19.12        Consent Resolutions in Writing. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or, if no date is stated in the resolution, on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 19.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

Part 20
EXECUTIVE AND OTHER COMMITTEES

20.1        Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

20.2        Appointment and Powers of Other Committees. The directors may, by resolution,

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iv)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

- 20 -	FASKEN MARTINEAU DUMOULIN LLP

20.3        Obligations of Committee. Any committee appointed under Articles 20.1 or 20.2, in the exercise of the powers delegated to it, must

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers as the directors may require.

20.4        Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 20.1 or 20.2:

(a)	revoke or alter the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies on a committee.

20.5        Committee Meetings. Subject to Article 20.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 20.1 or 20.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

Part 21
OFFICERS

21.1        Appointment of Officers. The directors may, from time to time, appoint such officers, if any, as the directors determine, and the directors may, at any time, terminate any such appointment.

21.2        Functions, Duties and Powers of Officers. The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

21.3        Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any officer need not be a director.

21.4        Remuneration and Terms. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

- 21 -	FASKEN MARTINEAU DUMOULIN LLP

Part 22
INDEMNIFICATION

22.1        Definitions. In this Part 22:

(a)	“eligible party” means an individual who:

(i)	is or was a director or officer of the Company,

(ii)	is or was a director or officer of a corporation at a time when the corporation is or was an affiliate of the Company, or

(iii)	at the request of the Company, is or was a director or officer, or holds or held a position equivalent to that of, a director or officer, of another corporation or of a partnership, trust, joint venture or other unincorporated entity;

(b)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(d)	“expenses” has the meaning set out in the Business Corporations Act.

22.2        Mandatory Indemnification of Eligible Parties. Subject to the Business Corporations Act, the Company must indemnify and advance expenses of an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Part 22.

22.3        Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

22.4        Non-Compliance with Business Corporations Act. The failure of an eligible party to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

22.5        Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; or

(c)	at the request of the Company, is or was a director, officer, employee or agent, or holds or held a position equivalent to that of, a director or officer, of another corporation or of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

- 22 -	FASKEN MARTINEAU DUMOULIN LLP

Part 23
DIVIDENDS

23.1        Payment of Dividends Subject to Special Rights. The provisions of this Part 23 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

23.2        Declaration of Dividends. Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

23.3        No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 23.2.

23.4        Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

23.5        Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

23.6        Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 23.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

23.7        When Dividend Payable. Any dividend may be made payable on such date and time, and subject to such conditions, as is fixed by the directors.

23.8        Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

23.9        Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

23.10        Dividend Bears No Interest. No dividend bears interest against the Company.

23.11        Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

23.12        Payment of Dividends. Any dividend or other distribution payable in respect of shares will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered address of the shareholder unless the shareholder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at the registered address of the joint shareholder who is first named on the central securities register, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Company is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable, or the amount of tax so deducted is not paid to the appropriate taxing authority.

- 23 -	FASKEN MARTINEAU DUMOULIN LLP

23.13        Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

23.14        Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law

Part 24
DOCUMENTS, RECORDS AND REPORTS

24.1        Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.

24.2        Inspection of Accounting Records. Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.3        Remuneration of Auditors. The remuneration of the auditors, if any, shall be set by the directors regardless of whether the auditor is appointed by the shareholders, by the directors or otherwise. For greater certainty, the directors may delegate to the audit committee or other committee the power to set the remuneration of the auditors.

Part 25
NOTICES

25.1        Method of Giving Notice. Subject to Article 31.10(a) regarding notices to the Convertible Preferred Holders, unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record, or a reference providing the intended recipient with immediate access to the record, by electronic communication to an address provided by the intended recipient for the sending of that record or records of that class;

- 24 -	FASKEN MARTINEAU DUMOULIN LLP

(e)	sending the record by any method of transmitting legibly recorded messages, including without limitation by digital medium, magnetic medium, optical medium, mechanical reproduction or graphic imaging, to an address provided by the intended recipient for the sending of that record or records of that class; or

(f)	physical delivery to the intended recipient.

25.2        Deemed Receipt. Subject to Article 31.10(a) regarding notices to the Convertible Preferred Holders, a record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 25.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during statutory business hours on the day which statutory business hours next occur if not given during such hours on any day.

25.3        Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 25.1, prepaid and mailed or otherwise sent as permitted by Article 25.1 is conclusive evidence of that fact.

25.4        Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

25.5        Notice to Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Part 26
SEAL

26.1        Who May Attest Seal. Except as provided in Articles 26.2 and 26.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

26.2        Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 26.1, the impression of the seal may be attested by the signature of any director or officer.

26.3        Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

- 25 -	FASKEN MARTINEAU DUMOULIN LLP

Part 27
PROHIBITIONS

27.1        Definitions. In this Part 27:

(a)	“designated security” means:

(i)	a voting security of the Company;

(ii)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(b)	“security” has the meaning assigned in the Securities Act (British Columbia);

(c)	“voting security” means a security of the Company that:

(i)	is not a debt security, and

(ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

27.2        Application. Article 27.3 does not apply to the Company if and for so long as it is a public company.

27.3        Consent Required for Transfer of Shares or Designated Securities. No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

Part 28
COMMON SHARES

28.1        Voting The holders of the Common Shares shall be entitled to one vote for each Common Share held on all matters at all meetings of shareholders of the Company, other than meetings at which or with respect to matters on which only the holders of another class or series of shares are entitled to vote separately as a class or series.

28.2        Dividends Subject to the prior rights of the Convertible Preferred Shares, the Preferred Shares and any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the directors of the Company out of moneys of the Company properly applicable to the payment of dividends, such non-cumulative dividends as the directors may from time to time declare.

28.3        Liquidation Distribution In the event of any Liquidation Distribution, subject to the prior rights of the holders of the Convertible Preferred Shares, the Earnout Shares, the Preferred Shares of all series and the holders of the shares of any other class ranking senior to the Common Shares, the holders of the Common Shares shall be entitled to receive all remaining property and assets of the Company.

Part 29
EARNOUT SHARES

29.1        Definitions. In this Part 29 of these Articles:

(a)	“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

- 26 -	FASKEN MARTINEAU DUMOULIN LLP

(b)	“Automatic Conversion Event” means the occurrence of a Class A Earnout Share Conversion Event, Class B Earnout Share Conversion Event, or Class C Earnout Share Conversion Event, as applicable.

(c)	“Automatic Conversion Date” has the meaning set forth in Article 29.9(d).

(d)	“Class A Earnout Share Conversion Event” has the meaning set forth in Article 29.9(a).

(e)	“Class A Earnout Shares” means the Class A Earnout Shares in the capital of the Company.

(f)	“Class B Earnout Share Conversion Event” has the meaning set forth in Article 29.9(b).

(g)	“Class B Earnout Shares” means the Class B Earnout Shares in the capital of the Company.

(h)	“Class C Earnout Share Conversion Event” has the meaning set forth in Article 29.9(c).

(i)	“Class C Earnout Shares” means the Class C Earnout Shares in the capital of the Company.

(j)	“Conversion Rate” has the meaning set forth in Article 29.8.

(k)	“Deemed Liquidation Event” means: (i) an amalgamation, merger, reorganization, consolidation or other similar transaction in which (A) the Company is a constituent party, or (B) a subsidiary of the Company is a constituent party and the Company issues shares under such amalgamation, merger, reorganization, consolidation or other similar transaction, except any such amalgamation, merger, reorganization, consolidation or other similar transaction involving the Company or a subsidiary in which the shares of the Company outstanding immediately before such amalgamation, merger, reorganization, consolidation or other similar transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation, merger, reorganization, consolidation or other similar transaction, at least a majority, by voting power, of the shares of (1) the surviving or resulting Company, as applicable; or (2) if the surviving or resulting Company is a wholly owned subsidiary of another Company immediately following such amalgamation, merger, reorganization, consolidation or other similar transaction, the parent Company of such surviving or resulting Company; (ii) the sale, lease, transfer, license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by amalgamation, merger, plan of arrangement, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, license or other disposition is to a wholly owned subsidiary of the Company; or (iii) the completion of a share sale transaction to which the Company is a party between shareholders of the Company and a Person that results in those who were the holders of the voting securities of the Company before the sale transaction holding less than 50% of the votes attached to the outstanding voting securities of the Company after the completion of the share sale transaction other than a transaction or a series of related transactions in connection with bona fide equity financing of the Company or change of the jurisdiction of domicile of the Company.

(l)	“Earnout Shares” means, collectively, the Class A Earnout Shares, Class B Earnout Shares, and Class C Earnout Shares.

(m)	“Liquidation Distribution” means a distribution of assets of the Company among its shareholders arising on the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or pursuant to a Deemed Liquidation Event, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

(n)	“Original Issue Date” means the date on our about July 10, 2026, on which the first Earnout Share is issued.

- 27 -	FASKEN MARTINEAU DUMOULIN LLP

(o)	“Permitted Transfer” means, in respect of a proposed Transfer by a holder of Earnout Shares:

(i)	in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary or beneficiaries of which are all members of the individual’s immediate family or to an Affiliate of such individual, in each case for estate planning purposes and for no consideration or nominal consideration;

(ii)	in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(iii)	in the case of an individual, pursuant to a qualified domestic relations order;

(iv)	in the case of a corporation, partnership, limited liability company or other business entity, by virtue of the laws of the holder’s organization and the holder’s organizational documents upon liquidation or dissolution of the holder; or

(v)	in the case of a corporation, partnership, limited liability company or other business entity, to the officers or directors of such holder or its Affiliates, the direct or indirect members, partners or equityholders of such holder, any Affiliates of such holder, in each case, without consideration or for nominal consideration.

(p)	“Permitted Transferee” means any transferee arising from a Permitted Transfer.

(q)	“Redemption Price” with respect to each Class A Earnout Share, Class B Earnout Share, and Class C Earnout Share, shall be equal to US$0.00000000001 per share.

(r)	“Redemption Time” has the meaning set forth in Article 29.6.

(s)	“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other entity, whether or not a legal entity.

(t)	“Trading Day” means a day on which the principal Trading Market is open for business.

(u)	“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

(v)	“Transfer” means, with respect to any security, any, (i) direct or indirect, sale or offer to sell, transfer, contract or agreement to sell, assignment, pledge, mortgage, exchange, hypothecation, grant of any option to purchase or other disposal of or agreement to dispose of, grant of a security interest or encumbrance in or disposition of an interest, establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, the security, or (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of the security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (in each case, whether with or without consideration, and whether voluntarily or involuntarily ).

(w)	“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the Common Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the Common Shares for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the holders of a majority in interest of the Preferred Shares then outstanding, the fees and expenses of which shall be paid by the Company.

- 28 -	FASKEN MARTINEAU DUMOULIN LLP

29.2        Earnout Shares The Earnout Shares, shall confer on the holders thereof and shall be subject to the special rights and restrictions set forth in this Part 29.

29.3        Non-Voting The holders of the Earnout Shares shall not be entitled to any voting rights in respect of such shares except as otherwise required under the Business Corporations Act.

29.4        Dividends The holders of the Earnout Shares shall not be entitled to any dividends or other distributions in respect of such shares other than a Liquidation Distribution.

29.5        Liquidation Distribution In the event of any Liquidation Distribution, the holders of Earnout Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Company to the holders of the Common Shares, and any shares ranking junior to the Earnout Shares, an amount per Earnout Share equal to the Redemption Price. After payment to the holders of the Earnout Shares of the amount so payable to them as above provided, the holders of the Earnout Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

29.6        Redemption Subject to Section 79 of the Business Corporations Act, the Company shall:

(a)        at any time after the 5th year anniversary of the Original Issue Date; or

(b)        at any time after a Deemed Liquidation ;

without notice, redeem at any time the whole of the then outstanding Earnout Shares on payment, in respect of each Earnout Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Earnout Shares shall not apply in respect of any Earnout Shares which are automatically converted into Common Shares in accordance with the provisions of this Part 29).

29.7        Limits on Transferability None of the Earnout Shares may be Transferred other than in a Permitted Transfer without the prior approval of the board of directors. Earnout Shares may only be Transferred in a Permitted Transfer if:

(a)	the Company is satisfied that the Transfer is a Permitted Transfer; and

(b)	the transferring holder and the Permitted Transferee enter into a written agreement in form and substance reasonably satisfactory to the Company providing such assurances as the Company may require relating to, among other things:

(i)	the eligibility of the Transfer as a Permitted Transfer;

(ii)	the Permitted Transferee’s acknowledgement of the transfer restrictions in respect of the Earnout Shares being transferred; and

(iii)	the Permitted Transferee’s agreement to be bound by all of the covenants, agreements and obligations of the transferring holder to the Company in respect of (x) matters relating to the Earnout Shares and (y) the transferring holder’s ownership of the Earnout Shares.

The Company shall not register, and no holder shall have any right to request, any Transfer of the registered ownership of any Earnout Shares not made in accordance with this Article 30.5. For greater certainty, no holder shall be entitled to pledge, mortgage, exchange, hypothecate or grant a security interest or encumbrance in any Earnout Shares..

29.8        Conversion Provisions Unless and until adjusted as provided for in this Article 29.8, upon the occurrence of an Automatic Conversion Event, each Earnout Share shall be converted into Common Shares on a 1:1 basis (the “Conversion Rate”).

(a)	No fractional Common Shares shall be issued upon conversion of the Earnout Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Earnout Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Common Shares determined by rounding the entitlement down to the nearest whole number.

(b)	If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Shares, the Earnout Shares shall be similarly subdivided at the same time (failing which the Conversion Rate shall be adjusted accordingly). If the Company shall at any time or from time to time after the Original Issue Date effect a consolidation of the outstanding Common Shares, the Earnout Shares shall be similarly consolidated at the same time (failing which the Conversion Rate shall be adjusted accordingly).

- 29 -	FASKEN MARTINEAU DUMOULIN LLP

(c)	If the Common Shares of the Company shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Earnout Shares are thereafter converted into Common Shares, the holders of the Earnout Shares shall be entitled to receive, upon conversion thereof, the kind and amount of shares or other securities or property that would have otherwise been receivable upon such reorganization, reclassification or other change by a holder of Common Shares holding the number of Common Shares into which such Earnout Shares would have been converted as of immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(d)	In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company and any other corporation or other entity or Person in which the Common Shares are converted into or exchanged for shares or other securities or property (in each case, other than a Deemed Liquidation Event), then in the event of a subsequent Automatic Conversion Event, the Earnout Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of Common Shares would have been entitled upon such event if the holder held the number of Common Shares issuable upon conversion of such Earnout Shares as of immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company) shall be made in the application of the provisions in this Article 29.8(d) with respect to the rights and interest thereafter of the holders of the Earnout Shares, to the end that the provisions set forth in this Article 29.8(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Earnout Shares.

(e)	Upon any Earnout Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate, other than the right of the holders thereof to receive Common Shares in exchange therefor.

29.9        Automatic Conversion

(a)	Class A Earnout Shares. All Class A Earnout Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Article 29.9 if:

(i)	the VWAP of the Common Shares exceeds US $15.00 for any twenty (20) Trading Days within any thirty (30) Trading Day period; or

(ii)	there occurs any transaction resulting in a Deemed Liquidation Event with a valuation of the Common Shares that is greater than or equal to US$15.00 per Common Share (the occurrence of any event in clause (i) or (ii), as applicable, a “Class A Earnout Share Conversion Event”)

(b)	Class B Earnout Shares. All Class B Earnout Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Article 29.9 if:

(i)	the VWAP of the Common Shares exceeds US $20.00 for any twenty (20) Trading Days within any thirty (30) Trading Day period; or

(ii)	there occurs any transaction resulting in a Deemed Liquidation Event with a valuation of the Common Shares that is greater than or equal to US$20.00 per Common Share (the occurrence of any event in clause (i) or (ii), as applicable, a “Class B Earnout Share Conversion Event”).

(c)	Class C Earnout Shares. All Class C Earnout Shares shall be converted automatically into Common Shares in accordance with the provisions set forth in this Article 29.9 if:

(i)	the VWAP of the Common Shares exceeds US $25.00 for any twenty (20) Trading Days within any thirty (30) Trading Day; or

- 30 -	FASKEN MARTINEAU DUMOULIN LLP

(ii)	there occurs any transaction resulting in a Deemed Liquidation Event with a valuation of the Common Shares that is greater than or equal to US$25.00 per Common Share (the occurrence of any event in clause (i) or (ii), as applicable, a “Class C Earnout Share Conversion Event”).

(d)	Mechanics of Conversion. Upon the occurrence of an Automatic Conversion Event, all the then issued and outstanding Earnout Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Company or its transfer agent. The Company shall provide all holders of the applicable class of Earnout Shares written notice as promptly as practicable following the occurrence of an Automatic Conversion Event including the date such event occurred (the “Automatic Conversion Date”). The Company shall not be obligated to issue certificates evidencing the Common Shares issuable upon any automatic conversion (to the extent the Common Shares are certificated) unless the certificates evidencing such Earnout Shares being converted, if any, are either delivered to the Company, or its transfer agent, or the holder notifies the Company, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

(e)	Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Earnout Shares so converted shall terminate, except for the right of the holder thereof to receive the number of Common Shares into which such Earnout Shares have been converted under these Articles. Upon the occurrence of an Automatic Conversion Event, any certificates representing the applicable Earnout Shares shall cease to have or to represent any rights with respect to such Earnout Shares and shall represent only the right of the holder to receive the Common Shares into which they were converted under these Articles. The Company or its agent shall, promptly upon request of any holder whose Earnout Shares have been converted into Common Shares and upon surrender by such holder to the Company of the outstanding certificate(s) formerly representing such Earnout Shares (if any), issue and deliver to such holder, a certificate or certificates or written acknowledgment for the number of Common Shares into which the Earnout Shares were converted at the Automatic Conversion Time (to the extent the Common Shares are certificated). Any conversion under this Part 29 shall be deemed to have been made upon the occurrence of the Automatic Conversion Event and the Person or Persons who at the time of the Automatic Conversion Event were the record holder or holders of the Earnout Shares shall be treated for all purposes as the record holder or holders of the Common Shares into which they were converted as of such time.

Part 30
PREFERRED SHARES

30.1        Issuable in Series.

(a)	The Preferred shares on the capital of the Company (“Preferred Shares”) may include one or more series.

(b)	Subject to Article 30.1(c) of these Articles and the Business Corporations Act, from time to time, the directors by resolution may, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(i)	determine the maximum number of shares of any of those series of Preferred Shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this Article 30.1(b)(i) or otherwise in relation to a maximum number of those shares;

(ii)	create an identifying name by which the shares of any of those series of Preferred Shares may be identified, or alter any identifying name created for those shares; and

(iii)	attach or alter special rights or restrictions to the shares of any of those series of Preferred Shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)	the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

- 31 -	FASKEN MARTINEAU DUMOULIN LLP

(B)	any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(E)	any rights to vote; and

(F)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(c)	No special rights or restrictions attached to any series of Preferred Shares shall confer upon the shares of such series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital. The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.

(d)	Unless the special rights or restrictions attached to any series of Preferred Shares otherwise state, each series of Preferred Shares shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank in priority to the rights of holders of Common Shares and any other class of shares stated to be ranking junior to the Preferred Shares. For greater certainty, the amount of the priority in respect of the return of capital in the case of the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital shall be the amount stated or calculated in accordance with the special rights or restrictions of the particular series of Preferred Shares.

Part 31
CONVERTIBLE PREFERRED SHARES

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CONVERTIBLE PREFERRED SHARES

31.1        Convertible Preferred Shares.

The Convertible Preferred shares in the capital of the Company (the “Convertible Preferred Shares”) which shall confer on the holders thereof and shall be subject to the special rights and restrictions set forth in this Part 31.

31.2        Definitions. In this Part 31 of these Articles:

“Accrued Increase” shall have the meaning set forth in Section 31.4(a).

“Accrued Value” means, as of any date, with respect to each Convertible Preferred Share as of the determination date, the sum, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Convertible Preferred Shares, of (i) the Deemed Original Issue Price per share of Convertible Preferred Shares, plus (ii) the aggregate amount of any accrued Periodic AV Increases on such share as of such date, plus (iii) an additional amount equal to the dollar value of all Cash Dividends that the Company has elected to pay on such share pursuant to Section 31.4(a), but only to the extent such Cash Dividends have not either been paid or, added to the Accrued Value.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

- 32 -	FASKEN MARTINEAU DUMOULIN LLP

“Alternate Consideration” shall have the meaning set forth in Section 31.8(f).

“Annual Rate” means with respect to a Periodic AV Increase, 12% of the Accrued Value, subject to adjustments herein, and with respect to a Cash Dividend, 10% of the Accrued Value, subject to adjustments herein.

“Attribution Parties” shall have the meaning set forth in Section 31.7(d).

“Available Proceeds” shall have the meaning set forth in Section 31.6(c)(i).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 31.7(e).

“British Columbia Courts” shall have the meaning set forth in Section 31.10(d).

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of January 21, 2026, by and among the Company (or its predecessor), 1573562 B.C. Ltd. and General Fusion Inc.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 31.7(c)(iv).

“Cash Dividend” shall have the meaning set forth in Section 31.4(a).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1 of the Purchase Agreement.

“Closing Date” means the Trading Day the Business Combination is consummated.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the Common shares of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Shares Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, Convertible Preferred Shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Conversion Date” shall have the meaning set forth in Section 31.7(a).

“Conversion Price” shall have the meaning set forth in Section 31.7(b).

“Conversion Shares” means, collectively, the Common Shares issuable upon conversion of the Convertible Preferred Shares in accordance with the terms hereof.

- 33 -	FASKEN MARTINEAU DUMOULIN LLP

“Convertible Preferred Holder” means a registered holder of an issued and outstanding Convertible Preferred Share and “Convertible Preferred Holders” means all registered holders of the issued and outstanding Convertible Preferred Shares.

“Convertible Preferred Shares” shall have the meaning set forth in Section 31.3.

“Convertible Preferred Shares Liquidation Amount” shall have the meaning set forth in Section 31.6(b).

“Convertible Preferred Shares Register” shall have the meaning set forth in Section 31.3.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Shares;

“Company Notice” shall have the meaning set forth in Section 31.9(a).

“Deemed Liquidation Event” means: (i) an amalgamation, merger, reorganization, consolidation or other similar transaction in which (A) the Company is a constituent party, or (B) a subsidiary of the Company is a constituent party and the Company issues shares under such amalgamation, merger, reorganization, consolidation or other similar transaction, except any such amalgamation, merger, reorganization, consolidation or other similar transaction involving the Company or a subsidiary in which the shares of the Company outstanding immediately before such amalgamation, merger, plan of arrangement, reorganization, consolidation or other similar transaction continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation, merger, reorganization, consolidation or other similar transaction, at least a majority, by voting power, of the shares of (1) the surviving or resulting company, as applicable; or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such amalgamation, merger, plan of arrangement, reorganization, consolidation or other similar transaction, the parent company of such surviving or resulting company; or (ii) the sale, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by amalgamation, merger, plan of arrangement, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale is to a wholly owned subsidiary of the Company.

“Dilutive Issuance” shall have the meaning set forth in Section 31.8(b).

“Distribution” shall have the meaning set forth in Section 31.8(e).

“Effective Date” means the date that the Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) any securities of the Company to employees, officers or directors, consultants, contractors, vendors or other agents of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued pursuant to the Purchase Agreement or the Business Combination Agreement and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the Subscription Date, provided that such securities have not been amended since the Subscription Dates to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) the Underlying Shares, (d) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company, provided that (i) such securities are issued as “restricted securities” (as defined in Rule 144) or are issued pursuant to an effective registration statement pursuant to the Securities Act and (ii) any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (e) any securities issued by the Company pursuant to any legal settlement or similar arrangement agreed or entered into by the Company, but any such Exempt Issuance shall not include a transaction in which the Company is issuing securities (i) primarily for the purpose of raising capital, including an at-the-market offering unless as approved by the Required Holders, and (ii) to an entity whose primary business is investing in securities,

“Floor Price” means the lesser of (i) $5.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Purchase Agreement) and (ii) the Conversion Price then in effect.

“Fundamental Transaction” shall have the meaning set forth in Section 31.8(f).

- 34 -	FASKEN MARTINEAU DUMOULIN LLP

“Junior Securities” shall have the meaning set forth in Section 31.6(a).

“New Issuance Price” shall have the meaning set forth in Section 31.8(b).

“Notice of Conversion” shall have the meaning set forth in Section 31.7(a).

“Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

“Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purpose and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the Common Shares during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor, provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of Common Shares underlying such Option divided by (2) the total number of Common Shares issued or issuable in the integrated transaction (including the number of shares underlying such Option).

“Original Issue Date” means the date of the first issuance of any shares of the Convertible Preferred Shares regardless of the number of transfers of any particular Convertible Preferred Shares and regardless of the number of certificates which may be issued to evidence such Convertible Preferred Shares.

“Periodic AV Increase” shall have the meaning set forth in Section 31.4(a).

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other entity, whether or not a legal entity.

“Purchase Agreement” means the Securities Purchase Agreements, among the Company and the original Convertible Preferred Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchase Rights” shall have the meaning set forth in Section 31.8(d).

“Redemption Date” shall have the meaning set forth in Section 31.9(b)(i).

“Redemption Notice” shall have the meaning set forth in Section 31.9(b)(ii).

“Redemption Price” shall have the meaning set forth in Section 31.9(b)(i).

“Redemption Request” shall have the meaning set forth in Section 31.9(b)(i).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Company and the original Convertible Preferred Holders, in the form of Exhibit B attached to the Purchase Agreement.

- 35 -	FASKEN MARTINEAU DUMOULIN LLP

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Convertible Preferred Holder as provided for in the Registration Rights Agreement, including the Initial Registration Statement (as defined in the Registration Rights Agreement) and any additional Registration Statements which may be required thereunder.

“Required Holders” shall have the meaning set forth in Section 31.5(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Convertible Preferred Shares, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Semi-Annual Date” shall mean June 1 and December 1 of each year.

“Share Delivery Date” shall have the meaning set forth in Section 31.7(c).

“Standard Settlement Period” shall have the meaning set forth in Section 31.7(c)(i).

“Subscription Date” shall mean the date of the applicable Purchase Agreement.

“Subsidiary” means any subsidiary of the Company as of the Closing Date.

“Successor Entity” shall have the meaning set forth in Section 31.8(f).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means these Articles, the Purchase Agreement, the Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

“Transfer Agent” means the transfer agent of the Company as appointed from time to time.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the Common Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the Common Shares for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Convertible Preferred Holders of a majority in interest of the Convertible Preferred Shares then outstanding, the fees and expenses of which shall be paid by the Company.

- 36 -	FASKEN MARTINEAU DUMOULIN LLP

“Warrant Shares” means, collectively, the Common Shares issuable upon exercise of the Warrants in accordance with the terms of the Warrants.

“Warrants” means, collectively, the warrants to purchase Common Shares issued pursuant to the Purchase Agreement.

31.3        Designation and Amount

(a)	The authorized number of Convertible Preferred Shares shall be 12,000,000 (which shall not be subject to increase without the written consent of the Convertible Preferred Holders representing 50% of the then outstanding Convertible Preferred Shares.

(b)	The Company shall register, or cause its Transfer Agent to register, the Convertible Preferred Shares upon records to be maintained by the Company or its Transfer Agent for that purpose (the “Convertible Preferred Shares Register”), in the name of the Convertible Preferred Holders thereof from time to time. The Company may deem and treat the registered Convertible Preferred Holders as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Company shall register, or cause its Transfer Agent to register, the transfer of any Convertible Preferred Shares in the Convertible Preferred Shares Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Convertible Preferred Holder thereof, to the Company at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the Convertible Preferred Shares so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Convertible Preferred Holder, in each case, within three Business Days.

(c)	The “Deemed Original Issue Price” for the Convertible Preferred Shares means $12.00 per share, in each case, subject to appropriate adjustment in the event of any share dividend, subdivision, consolidation or other similar recapitalization with respect to such class or series of Convertible Preferred Shares, as applicable.

31.4        Periodic AV Increases and Dividends.

(a)	From and after the Closing, subject to the terms of this Section 31.4, the Accrued Value of each Convertible Preferred Share shall automatically be increased as described in the following sentence (a "Periodic AV Increase"), unless the Company elects to declare and pay a dividend in cash as described in the following sentence (a "Cash Dividend”). Each Periodic AV Increase and the amount of any Cash Dividend (each, an “Accrued Increase”) shall be calculated based on the Accrued Value of each Convertible Preferred Share at the Annual Rate for Periodic AV Increases or Cash Dividends, as applicable, calculated as if such Accrued Increase on each Convertible Preferred Share were cumulative and accrued daily from and after the Closing and compounded on each Semi-Annual Date, whether or not earned, and whether or not there are earnings or profits, surplus, or other funds or assets of the Company legally available for the payment of dividends.

(b)	The Company shall not declare, pay or set aside any dividends on shares of any other class or series of shares of the Company ranking junior to the Convertible Preferred Shares (other than dividends on Common Shares payable in Common Shares) unless (in addition to the obtaining of any consents required herein) the Convertible Preferred Holders of the Convertible Preferred Shares then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Convertible Preferred Shares in an amount at least equal to the sum of (i) the amount of the aggregate Accrued Increases then accrued on such share of Convertible Preferred Shares and not previously paid and (ii) (A) in the case of a dividend on Common Shares or any class or series that is convertible into Common Shares, that dividend per share of Convertible Preferred Shares as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Shares and (2) the number of Common Shares issuable upon conversion of a share of Convertible Preferred Shares, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series of shares ranking junior to the Convertible Preferred Shares that is not convertible into Common Shares, at a rate per share of Convertible Preferred Shares determined by (1) dividing the amount of the dividend payable on each share of such class or series of shares by the original issuance price of such class or series of shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Accrued Value; provided that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of shares of the Company that is junior to the Convertible Preferred Shares, the dividend payable to the Convertible Preferred Holders pursuant to this Section 31.4 shall be calculated based upon the dividend on the class or series of shares that would result in the highest Convertible Preferred Shares dividend.

- 37 -	FASKEN MARTINEAU DUMOULIN LLP

(c)	Subject to Section 31.6 and Section 31.7, the Convertible Preferred Holders shall be entitled to receive, and the Company shall pay, dividends on Convertible Preferred Shares (other than Cash Dividends), on an as-converted basis, equal to and in the same form as dividends actually paid on shares of the Common Shares when, as and if such dividends are paid on shares of the Common Shares.

(d)	Notwithstanding anything to the contrary herein, to the extent that the Convertible Preferred Holder’s right to participate in any dividend would result in the Convertible Preferred Holder exceeding the Beneficial Ownership Limitation, then the Convertible Preferred Holder shall not be entitled to participate in such dividend to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such dividend shall be held in abeyance for the benefit of the Convertible Preferred Holder until such time, if ever, such grant, issuance or sale, as its right thereto would not result in the Convertible Preferred Holder exceeding the Beneficial Ownership Limitation.

31.5        Voting Rights

(a)	The Convertible Preferred Holders shall be entitled to notice of any meeting of shareholders of the Company and, except as otherwise required by law, shall vote together with the holders of Common Shares as a single class upon any matter submitted to the shareholders for a vote.

(b)	On any matter presented to the shareholders of the Company for their action or consideration at any meeting of the shareholders of the Company (or by written consent in lieu of a meeting), a Convertible Preferred Holder, together with its Attribution Parties, shall be entitled to the number of votes equal to the number of whole Common Shares into which the Convertible Preferred Shares held by such Convertible Preferred Holder, together with its Attribution Parties, are convertible on the record date for determining shareholders entitled to vote on such matter (as adjusted from time to time pursuant to Section 31.7 hereof and subject to the Beneficial Ownership Limitation), but, to the extent applicable, without regard as to whether sufficient Common Shares are available out of the Company’s authorized but unissued stock, for the purpose of effecting the conversion of the Convertible Preferred Shares.

(c)	As long as the Convertible Preferred Holders hold 20% or more of the Convertible Preferred Shares issued as of the closing of the Business Combination, the Company shall not, without the affirmative vote or action by written consent of the Convertible Preferred Holders of a majority of the issued and outstanding shares of the Convertible Preferred Shares (the “Required Holders”):

(i)	liquidate, dissolve or wind-up the affairs of the Company;

(ii)	amend, alter or repeal these Articles or Notice of Articles or any similar document of the Company in a manner that materially and adversely affects the powers, preferences or rights given to the Convertible Preferred Shares;

(iii)	create any equity security, authorize the creation of any equity security, classify any equity security, reclassify any equity security, or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the Convertible Preferred Shares with respect to its rights, preferences and privileges or increase the number of authorized Convertible Preferred Shares;

(iv)	except as set forth in Section 31.4, purchase or redeem or pay any cash dividend on any share of the Company ranking junior to the Convertible Preferred Shares prior to payment of such cash dividend on the Convertible Preferred Shares or purchase or redeem any share of the Company ranking junior to the Convertible Preferred Shares, other than shares repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan of the Company;

(v)	enter into any transaction with an affiliate that is not on arms’-length terms, other than the issuance of equity or awards to eligible participants under the Company’s incentive plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of the Company, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of the Company; or

- 38 -	FASKEN MARTINEAU DUMOULIN LLP

(vi)	incur or guarantee any indebtedness other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the Convertible Preferred Shares shall not be considered indebtedness for purposes of this calculation.

(d)	Notwithstanding anything to the contrary herein, Section 31.7(d) may not be amended, modified or waived in any manner that materially and adversely affects a Convertible Preferred Holder without such Convertible Preferred Holder’s consent.

31.6        Ranking; Liquidation.

(a)	The Convertible Preferred Shares shall rank senior to all of the Common Shares and any class or series of shares of the Company currently existing or hereafter authorized, classified or reclassified by the Company (collectively, “Junior Securities”), in each case, as to dividends or to participate in distributions of assets or payments upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

(b)	Preferential Payments to Holders of Convertible Preferred Shares; Distribution of Remaining Assets.

(i)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs (a “Liquidation Event”), the Convertible Preferred Holders are entitled to be paid out of the assets of the Company available for distribution to its shareholders, and in the event of a Deemed Liquidation Event, the holders of Convertible Preferred Shares then outstanding are entitled to be paid out of the consideration payable to shareholders or the remaining Available Proceeds (as defined below) in such Deemed Liquidation Event, as applicable, before any payment is made to the holders of Common Shares or other Junior Securities by reason of their ownership thereof, an amount per share equal to the greater of (i) 100% of the Accrued Value or (ii) such amount per share as would have been payable had all Convertible Preferred Shares been converted into Common Shares pursuant to Section 31.7 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event based on the then effective rate of conversion and without giving effect to the Beneficial Ownership Limitation or any other limitations on conversion set forth herein. If upon any such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the Convertible Preferred Holders the full amount to which they shall be entitled under this Section 31.6(b), the Convertible Preferred Holders shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ii)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment in full of all amounts required to be paid to the holders of Preferred Shares pursuant to Section 31.6(b)(i), the remaining assets of the Company available for distribution to its shareholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of Preferred Shares pursuant to Section 31.6(b)(i) or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the Preferred Shares and Common Shares, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Shares pursuant to the terms of Articles immediately prior to such Liquidation Event or Deemed Liquidation Event. The aggregate amount which a holder of a share of Preferred Shares is entitled to receive under Sections 31.6(b)(i) and 31.6(b)(ii) is hereinafter referred to as the “Preferred Shares Liquidation Amount.”

(c)	Deemed Liquidation Events.

(i)	The Company shall not have the power to effect a Deemed Liquidation Event referred to in Subsection (i)(A) of the definition of Deemed Liquidation Event unless the agreement or plan of amalgamation or consolidation for such transaction (the "Amalgamation Agreement") provides that the consideration payable to the shareholders of the Company in such Deemed Liquidation Event shall be allocated to the holders of shares of the Corporation in accordance with Section 31.6.

- 39 -	FASKEN MARTINEAU DUMOULIN LLP

(ii)	In the event of a Deemed Liquidation Event referred to in Subsection (i)(B) or (ii) of the definition of Deemed Liquidation Event, if the Company does not effect a dissolution of the Company within ninety (90) days after such Deemed Liquidation Event, then (i) the Company shall send a written notice to each Convertible Preferred Holder no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such Convertible Preferred Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause to require the redemption of such Convertible Preferred Shares, and (ii) if the Required Holders so request in a written instrument delivered to the Company not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, or any other expenses associated with the Deemed Liquidation Event or the dissolution of the Company, in each case as determined in good faith by the Board of Directors of the Company), together with any other assets of the Company available for distribution to its shareholders, all to the extent permitted by British Columbia law governing distributions to shareholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding Convertible Preferred Shares at a price per share equal to the Convertible Preferred Shares Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding Convertible Preferred Shares, the Company shall redeem a pro rata portion of each Convertible Preferred Holder’s Convertible Preferred Shares to the fullest extent of such Available Proceeds, based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under British Columbia law governing distributions to shareholders. The provisions of Section 31.9 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Convertible Preferred Shares pursuant to this Section 31.6(c)(i) or (ii). Prior to the distribution or redemption provided for in this Section 31.6(c)(i) or (ii), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(iii)	In any Deemed Liquidation Event, if Available Proceeds are in a form of property other than in cash, the value of such distribution shall be deemed to be the fair market value of such property. The determination of fair market value of such property shall be made in good faith by the Board of Directors of the Company, provided that to the extent such property consists of securities, the fair market value of such securities shall be determined as follows:

For securities not subject to investment letters or other similar restrictions on free marketability covered by Section 31.6(c)(iii) below, the value shall be the VWAP of such securities.

(iv)	The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Company) from the market value as determined pursuant to Section 31.6(c)(ii) above so as to reflect the approximate fair market value thereof.

(d)	Allocation of Escrow and Contingent Consideration. If any portion of the consideration payable to the shareholders of the Company is payable only upon satisfaction of contingencies (the “Additional Consideration”), (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated in accordance with the foregoing Sections 30.6(b) or 30.6(c) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the shareholders of the Company upon satisfaction of such contingencies shall be allocated among the holders of shares of the Company in accordance with Sections 31.6(b) and 31.6(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 31.6(d), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

- 40 -	FASKEN MARTINEAU DUMOULIN LLP

31.7        Conversion

(a)	Conversions at Option of Holder. Each share of Convertible Preferred Shares shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Convertible Preferred Holder thereof, into that number of whole Common Shares (subject to the limitations set forth in Section 31.7(d)) determined by dividing the Accrued Value of such Convertible Preferred Shares by the Conversion Price. Convertible Preferred Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), unless the Company does not serve as its transfer agent, in which event the Notice of Conversion shall be delivered to the Transfer Agent. Each Notice of Conversion shall specify the number of Convertible Preferred Shares to be converted, the number of Convertible Preferred Shares owned prior to the conversion at issue, the number of Convertible Preferred Shares owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Convertible Preferred Holder delivers by e-mail attachment or by a nationally recognized overnight courier service such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Convertible Preferred Shares, a Convertible Preferred Holder shall not be required to surrender the certificate(s) representing the Convertible Preferred Shares to the Company unless all of the Convertible Preferred Shares represented thereby are so converted, in which case such Convertible Preferred Holder shall deliver the certificate representing such Convertible Preferred Shares promptly following the Conversion Date at issue. Convertible Preferred Shares converted into Common Shares or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued, and all rights (other than the right to receive the Conversion Shares) with respect to such shares will terminate. The Company’s stock ledger and transfer book shall serve as the exclusive record of outstanding Convertible Preferred Shares.

(b)	Conversion Price. The initial conversion price is $12.00 (the “Conversion Price”). Such initial Conversion Price, and the rate at which the Convertible Preferred Shares may be converted into Common Shares are subject to adjustments as provided below.

(c)	Mechanics of Conversion

(i)	Delivery of Conversion Shares Upon Conversion. Not later than the number of Trading Days comprising the Standard Settlement Period after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Convertible Preferred Holder (A) the number of Conversion Shares being acquired upon the conversion of the Convertible Preferred Shares, which on or after the earlier of (i) the one year anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement, any other applicable lock-up agreement or similar agreement or applicable law) and (B) cash in an amount equal to any accrued and unpaid dividends, if any. On or after the earlier of (i) the one year anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver the Conversion Shares required to be delivered by the Company under this Section 3.7 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery of the Notice of Conversion. Notwithstanding the foregoing, with respect to any Notice(s) of Conversion delivered at or prior to 12:00 p.m. (New York City time) on the Original Issue Date, the Company agrees to deliver the Conversion Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Original Issue Date.

(ii)	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as reasonably directed by the applicable Convertible Preferred Holder by the Share Delivery Date, the Convertible Preferred Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Company shall promptly return to the Convertible Preferred Holder any original Convertible Preferred Shares certificate delivered to the Company and the Convertible Preferred Holder shall promptly return to the Company the Conversion Shares issued to such Convertible Preferred Holder pursuant to the rescinded Notice of Conversion.

- 41 -	FASKEN MARTINEAU DUMOULIN LLP

(iii)	Obligation Absolute; Partial Liquidated Damages. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of Convertible Preferred Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Convertible Preferred Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Convertible Preferred Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Convertible Preferred Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Convertible Preferred Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Convertible Preferred Holder. In the event a Convertible Preferred Holder shall elect to convert any or all of the Accrued Value of its Convertible Preferred Shares, the Company may not refuse conversion based on any claim that such Convertible Preferred Holder or anyone associated or affiliated with such Convertible Preferred Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Convertible Preferred Holder, restraining and/or enjoining conversion of all or part of the Convertible Preferred Shares of such Convertible Preferred Holder shall have been sought and obtained, and the Company posts a surety bond for the benefit of such Convertible Preferred Holder in the amount of 150% of the Accrued Value of Convertible Preferred Shares which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Convertible Preferred Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Company fails to deliver to a Convertible Preferred Holder such Conversion Shares pursuant to Section 31.7(c)(i) by 10th Trading Day after the Share Delivery Date applicable to such conversion, the Company shall pay to such Convertible Preferred Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Accrued Value of Convertible Preferred Shares being converted, $25 per Trading Day (increasing to $50 per Trading Day on the third Trading Day and increasing to $100 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the 10th Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Convertible Preferred Holder rescinds such conversion. Nothing herein shall limit a Convertible Preferred Holder’s right to pursue actual damages for the Company’s failure to deliver Conversion Shares within the period specified herein and such Convertible Preferred Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Convertible Preferred Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv)	Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Convertible Preferred Holder, if the Company fails for any reason unrelated to the actions of the Convertible Preferred Holder or its Affiliates to deliver to a Convertible Preferred Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 31.7(c)(i), and if after such Share Delivery Date such Convertible Preferred Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Convertible Preferred Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by such Convertible Preferred Holder of the Conversion Shares which such Convertible Preferred Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to such Convertible Preferred Holder (in addition to any other remedies available to or elected by such Convertible Preferred Holder) the amount, if any, by which (x) such Convertible Preferred Holder’s total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that such Convertible Preferred Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (excluding any brokerage commissions) and (B) at the option of such Convertible Preferred Holder, either reissue (if surrendered) the Convertible Preferred Shares equal to the number of Convertible Preferred Shares submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Convertible Preferred Holder the number of Common Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 31.7(c)(i). For example, if a Convertible Preferred Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Convertible Preferred Shares with respect to which the actual sale price of the Conversion Shares (including any applicable brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Convertible Preferred Holder $1,000. The Convertible Preferred Holder shall provide the Company written notice indicating the amounts payable to such Convertible Preferred Holder in respect of the Buy-In and, upon the request of the Company, evidence of the amount of such loss. If a Convertible Preferred Holder purchases Common Shares having a total purchase price of $9,000 to cover a Buy-In with respect to an attempted conversion of Convertible Preferred Shares with respect to which the actual sale price of the Conversion Shares (including any applicable brokerage commissions) giving rise to such purchase obligation was a total of $10,000, under clause (A) of the preceding sentence, the Company shall not be required to pay Convertible Preferred Holder any amount. For the avoidance of doubt, in the event of a Buy-In, the Convertible Preferred Holder shall use commercially reasonable efforts to purchase shares at the lowest available price, paying the lowest reasonably available brokerage commission. The Convertible Preferred Holder shall provide the Company written notice indicating the amounts payable to such Convertible Preferred Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Convertible Preferred Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of the Convertible Preferred Shares as required pursuant to the terms hereof.

- 42 -	FASKEN MARTINEAU DUMOULIN LLP

(v)	Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of the Convertible Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Convertible Preferred Holder (and the other Convertible Preferred Holders of the Convertible Preferred Shares), not less than such aggregate number of shares of the Common Shares as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 31.8) upon the conversion of the then outstanding Convertible Preferred Shares (assuming for such purpose a Conversion Price equal to the Floor Price and any such conversions are made without regard to any limitations on conversion set forth herein). The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Convertible Preferred Holder’s compliance with its obligations under the Registration Rights Agreement).

(vi)	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Convertible Preferred Shares. As to any fraction of a share which the Convertible Preferred Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Convertible Preferred Holder from converting fractional Convertible Preferred Shares.

(vii)	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the Convertible Preferred Shares shall be made without charge to any Convertible Preferred Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Convertible Preferred Holder of such Convertible Preferred Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

- 43 -	FASKEN MARTINEAU DUMOULIN LLP

(d)	Beneficial Ownership Limitation. A Convertible Preferred Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 31.7(d); however, no Convertible Preferred Holder shall be subject to this Section 31.7(d) unless he, she or it makes such election. If the election is made, (i) the Company shall not effect any conversion of the Convertible Preferred Shares, and such Convertible Preferred Holder shall not have the right to convert all or any portion of the Convertible Preferred Shares, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Convertible Preferred Holder (together with such Convertible Preferred Holder’s Affiliates, and any Persons acting as a group together with such Convertible Preferred Holder or any of such Convertible Preferred Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.9%, 9.9%, 19.9% of the Company’s Common Shares (or such other amount as a Convertible Preferred Holder may specify) (the “Beneficial Ownership Limitation”) and (ii) the Company shall not permit the Convertible Preferred Holder to vote, and such Convertible Preferred Holder shall not have the right to vote pursuant to Section 31.5(b) of these Articles, all or any portion of the Convertible Preferred Shares that such Convertible Preferred Holder is not permitted to convert pursuant to the preceding clause (i) (provided, however, that such Convertible Preferred Holder shall retain the right to vote pursuant to Section 31.5(c) of these Articles to the extent that retaining such right does not cause such Convertible Preferred Holder to be deemed to beneficially own Conversion Shares within the meaning of Rule 13d-3 promulgated under the Exchange Act). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Convertible Preferred Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of the Convertible Preferred Shares with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (i) conversion of the remaining, unconverted Accrued Value of Convertible Preferred Shares beneficially owned by such Convertible Preferred Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Convertible Preferred Shares or the Warrants) beneficially owned by such Convertible Preferred Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 31.7(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 31.7(d) applies, the determination of whether the Convertible Preferred Shares is convertible (in relation to other securities owned by such Convertible Preferred Holder together with any Affiliates and Attribution Parties) and of how many Convertible Preferred Shares are convertible shall be in the sole discretion of such Convertible Preferred Holder, and the submission of a Notice of Conversion shall be deemed to be such Convertible Preferred Holder’s determination of whether the Convertible Preferred Shares may be converted (in relation to other securities owned by such Convertible Preferred Holder together with any Affiliates and Attribution Parties) and how many shares of the Convertible Preferred Shares are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Convertible Preferred Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Convertible Preferred Holder shall provide the Company with any information reasonably requested by the Company in connection with this Beneficial Ownership Limitation and the provisions related thereto, in each case with respect to the Company's reporting obligations pursuant to the Securities Act, the Exchange Act, or other federal or state securities regulations. For purposes of this Section 31.7(d), in determining the number of outstanding Common Shares, a Convertible Preferred Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request (which may be via email) of a Convertible Preferred Holder, the Company shall within two Trading Days confirm orally and in writing to such Convertible Preferred Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Convertible Preferred Shares, by such Convertible Preferred Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, a Convertible Preferred Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to such Convertible Preferred Holder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 31.7(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Convertible Preferred Holder.

- 44 -	FASKEN MARTINEAU DUMOULIN LLP

31.8        Certain Adjustments.

(a)	Stock Dividends and Stock Splits. If the Company, at any time while the Convertible Preferred Shares are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares on Common Shares or any other Common Shares Equivalents (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of, or payment of a dividend on, the Convertible Preferred Shares or any cash distributions), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Shares, any share of the Company, then each of the Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section 31.8(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	VWAP Reset. If on the twenty-first Trading Day immediately following the date that is six months after the Closing Date, the VWAP for the twenty-day trading period commencing on the day that is six months after the Closing Date (the “Measurement Price”) is less than the Conversion Price then in effect, then the Conversion Price then in effect shall be reduced to an amount equal to the greater of (i) the Measurement Price and (ii) $5.00.

(c)	Adjustment of Conversion Price upon Issuance of Common Shares. From the date hereof until the first date on which no Convertible Preferred Shares are outstanding the Company issues or sells, or in accordance with this Section 31.8(c) is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company, but excluding Common Shares deemed to have been issued or sold by the Company in connection with any Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than the Conversion Price then in effect (each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), where the aggregate amount of consideration received by the Company, together with all prior issuances and sales conducted for the purpose of raising capital by the Company on or after the Closing Date that were excluded from this Section 31.8(c) by this clause, exceeds $500,000, then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issue Price.

For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 31.8(c)), the following shall be applicable:

(i)	Options and Convertible Securities. The consideration per share received by the Company for Common Shares deemed to have been issued pursuant to Section 31.8(d)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(A)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)	the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 31.8(c)(ii) upon the issuance of such Options or Convertible Securities.

(ii)	Deemed Issuance of Options and Convertible Securities.

(A)	If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

- 45 -	FASKEN MARTINEAU DUMOULIN LLP

(B)	If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time (other than (i) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 31.8(a) above and (ii) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security which are not more favorable to the holder thereof than the anti-dilution and similar provisions set forth herein), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 31.8(c), if the terms of any Option or Convertible Security that was outstanding as of the date of first issuance of a share of Convertible Preferred Shares are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 31.8(c)(ii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iii)	Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such publicly traded securities on the date of receipt. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(iv)	Record Date. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

- 46 -	FASKEN MARTINEAU DUMOULIN LLP

(v)	Expiration or Termination of Options or Convertible Securities. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 31.8(c), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

(d)	Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 31.8(a) or Section 31.8(b) above, if at any time the Company grants, issues or sells any Common Shares Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Convertible Preferred Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Convertible Preferred Holder could have acquired if the Convertible Preferred Holder had held the number of Common Shares acquirable upon complete conversion of such Convertible Preferred Holder’s Convertible Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Convertible Preferred Holder’s right to participate in any such Purchase Right would result in the Convertible Preferred Holder exceeding the Beneficial Ownership Limitation, then the Convertible Preferred Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Convertible Preferred Holder until such time, if ever, as its right thereto would not result in the Convertible Preferred Holder exceeding the Beneficial Ownership Limitation). To the extent that the issue price of such Purchase Rights would result in an adjustment of the Conversion Price pursuant to Section 31.8(c), such adjustment shall not occur to the extent the Convertible Preferred Holders were granted the right to acquire such Purchase Rights on the applicable terms.

(e)	Pro Rata Distributions. During such time as the Convertible Preferred Shares are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), in each such case, the Convertible Preferred Holders shall be entitled to participate in such Distribution to the same extent that the Convertible Preferred Holders would have participated therein if the Convertible Preferred Holder had held the number of Common Shares acquirable upon complete conversion of the Convertible Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Convertible Preferred Holder’s right to participate in any such Distribution would result in the Convertible Preferred Holder exceeding the Beneficial Ownership Limitation, then the Convertible Preferred Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Convertible Preferred Holder until such time, if ever such grant, issuance or sale, as its right thereto would not result in the Convertible Preferred Holder exceeding the Beneficial Ownership Limitation).

- 47 -	FASKEN MARTINEAU DUMOULIN LLP

(f)	Fundamental Transaction. If, at any time while the Convertible Preferred Shares are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of Common Shares covered by Section 31.8(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires 50% or more of the outstanding Common Shares or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent conversion of the Convertible Preferred Shares, the Convertible Preferred Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 31.7(d) on the conversion of the Convertible Preferred Shares), the number of shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which the Convertible Preferred Shares is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 31.7(d) on the conversion of the Convertible Preferred Shares). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Shares in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Convertible Preferred Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the Convertible Preferred Shares following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall file an alternation notice to its Notice of Articles with the same terms and conditions and issue to the Convertible Preferred Holders new Convertible Preferred Shares consistent with the foregoing provisions and evidencing the Convertible Preferred Holders’ right to convert such Convertible Preferred Shares into Alternate Consideration. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under these Articles and the other Transaction Documents in accordance with the provisions of this Section 31.8(f) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Convertible Preferred Holder of the Convertible Preferred Shares, deliver to the Convertible Preferred Holder in exchange for the Convertible Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Convertible Preferred Shares which is convertible for a corresponding number of shares of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon conversion of the Convertible Preferred Shares (without regard to any limitations on the conversion of the Convertible Preferred Shares) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such conversion price being for the purpose of protecting the economic value of the Convertible Preferred Shares immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Required Holders.

(g)	Calculations. All calculations under this Section 31.8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 31.8, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding any treasury shares of the Company) issued and outstanding.

(h)	Notice to the Holders.

(i)	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 31.8, the Company shall promptly deliver to each Convertible Preferred Holder by facsimile or email or other electronic communication a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

- 48 -	FASKEN MARTINEAU DUMOULIN LLP

(ii)	Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares of rights or warrants to subscribe for or purchase any share of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company (and all of its Subsidiaries, taken as a whole), or any compulsory share exchange whereby the Common Shares is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Convertible Preferred Shares, and shall cause to be delivered by email to each Convertible Preferred Holder at its email address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K, unless determined by the Company that such filing would be harmful to the Company at such time, in which case the Company shall file such 8-K as soon as is reasonably practicable in its discretion. For the avoidance of doubt, and without limiting the conversion rights of any Convertible Preferred Holder, each Convertible Preferred Holder shall remain entitled to convert the Accrued Value of the Convertible Preferred Shares (or any part hereof) during the twenty (20)-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

31.9        Redemption

(a)	Redemption by the Company. Subject to the provisions of this Section 31.9 and unless prohibited by applicable law governing distributions to shareholders, the Company may, in its sole discretion, redeem all or a portion of the outstanding Convertible Preferred Shares:

(i)	on or after the Closing but prior to the first anniversary of the Closing, at a redemption price per share equal to 150% of the Accrued Value;

(ii)	on or after the first anniversary of the Closing but prior to the second anniversary of the Closing, at a redemption price per share equal to 140% of the Accrued Value;

(iii)	on or after the second anniversary of the Closing but prior to the third anniversary of the Closing, at a redemption price per share equal to 130% of the Accrued Value;

(iv)	on or after the third anniversary of the Closing but prior to the fourth anniversary of the Closing, at a redemption price per share equal to 120% of the Accrued Value;

(v)	on or after the fourth anniversary of the Closing but prior to the fifth anniversary of the Closing, at a redemption price per share equal to 110% of the Accrued Value; and

(vi)	on or after the fifth anniversary of the Closing, at a redemption price per share equal to 100% of the Accrued Value.

- 49 -	FASKEN MARTINEAU DUMOULIN LLP

If, on the date of such redemption, applicable law governing distributions to shareholders prevents the Company from redeeming all Convertible Preferred Shares scheduled to be redeemed, the Company shall be entitled to rateably redeem the maximum number of shares that it may redeem consistent with such law and any Convertible Preferred Shares not so redeemed shall remain outstanding. The Company shall provide written notice (the “Company Notice”) by e-mail and first class mail postage prepaid, to each Convertible Preferred Holder of record (determined at the close of business on the Business Day next preceding the day on which the Company Notice is given) of the Convertible Preferred Shares to be redeemed, at the address last shown on the records of the Company for such Convertible Preferred Holder, notifying such Convertible Preferred Holder of the redemption to be effected, specifying the number of shares to be redeemed from such Convertible Preferred Holder, specifying the date of such redemption, the redemption price, the place at which payment may be obtained and calling upon such Convertible Preferred Holder to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed; provided that the date of redemption shall be not less than 15 days from the date of the Company Notice. Except as otherwise provided herein, on or after the applicable date of redemption, each Convertible Preferred Holder to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Company Notice, and thereupon the price of redemption of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Notwithstanding anything herein to the contrary, each Convertible Preferred Holder shall remain entitled to convert the Accrued Value of its Convertible Preferred Shares (or any part thereof) during the 15-day period commencing on the date of the Company Notice through the applicable date of redemption.

(b)	Redemption by the Holders.

(i)	Unless prohibited by applicable law governing distribution to shareholders, Convertible Preferred Shares shall be redeemed by the Company at a purchase price equal to the Accrued Value (the “Redemption Price”), if at any time and from time to time after the fifth (5th) anniversary of the Closing, the Required Holders deliver to the Company a written notice demanding redemption of all Convertible Preferred Shares (the “Redemption Request”). The 20th day after the date of the Company Notice shall be referred to as the “Redemption Date.” Upon receipt of the Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, until the Redemption Price has been paid in full, except to the extent prohibited by British Columbia Business Corporations Act.

(ii)	Following receipt of a Redemption Request, the Company shall send written notice of the mandatory redemption (the “Redemption Notice”) to each Convertible Preferred Holder of record of Convertible Preferred Shares not less than 15 days prior to the Redemption Date. The Redemption Notice shall state:

(A)	the number of Convertible Preferred Shares held by the Convertible Preferred Holder that the Company shall redeem on the Redemption Date;

(B)	the Redemption Date and the Redemption Price;

(C)	the date upon which the Convertible Preferred Holder’s right to convert such shares terminates; and

(D)	for Convertible Preferred Holders of shares in certificated form, that the Convertible Preferred Holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the Convertible Preferred Shares to be redeemed.

(iii)	On the Redemption Date, the Company shall redeem the Convertible Preferred Shares owned by each Convertible Preferred Holder. If on the Redemption Date British Columbia law governing distributions to shareholders prevents the Company from redeeming all Convertible Preferred Shares to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law. In the event that any portion of the Redemption Price has not been paid within five (5) Business Days following the Redemption Date, interest on such unpaid portion of the Redemption Price shall accrue thereon until such amount is paid in full at a rate equal to the lesser of (i) 24.0% per annum and (ii) the maximum rate permitted under applicable law.

(c)	Rights Subsequent to Redemption. Upon the redemption of Convertible Preferred Shares pursuant to Section 31.9(a) or Section 31.9(b), all rights with respect to such Convertible Preferred Shares shall immediately terminate, except with respect to the right of the Convertible Preferred Holders to receive the applicable redemption price with respect to such Convertible Preferred Shares in accordance with Section 31.9(a) or Section 31.9(b), as applicable.

- 50 -	FASKEN MARTINEAU DUMOULIN LLP

31.10        Miscellaneous

(a)	Notices. Any and all notices or other communications or deliveries to be provided by the Convertible Preferred Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by e-mail, or sent by nationally recognized overnight courier service, addressed to the Company, at the address set forth above the address or email address most recently provided to Convertible Preferred Holders by the Company for purposes of notice hereunder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Convertible Preferred Holder at the e-mail address or address of such Convertible Preferred Holder appearing on the books of the Company, or if no such e-mail address or address appears on the books of the Company, at the principal place of business of such Convertible Preferred Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

- 51 -	FASKEN MARTINEAU DUMOULIN LLP

(b)	Absolute Obligation. Except as expressly provided herein, no provision of these Articles shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the Convertible Preferred Shares at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)	Convertible Preferred Waiver. Any waiver by the Company or a Convertible Preferred Holder of a breach of any provision of these Articles shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of these Articles or a waiver by any other Convertible Preferred Holders. The failure of the Company or a Convertible Preferred Holder to insist upon strict adherence to any term of these Articles on one or more occasions shall not be considered a waiver or deprive that party (or any other Convertible Preferred Holder) of the right thereafter to insist upon strict adherence to that term or any other term of these Articles on any other occasion. Any waiver by the Company or a Convertible Preferred Holder must be in writing.

(d)	Severability. If any provision of these Articles is invalid, illegal or unenforceable, the balance of these Articles shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e)	Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f)	Headings. The headings contained herein are for convenience only, do not constitute a part of these Articles and shall not be deemed to limit or affect any of the provisions hereof.

(g)	Tax Withholding. The Company and its paying agent shall each be entitled to deduct and withhold from payments and distributions made to the relevant Convertible Preferred Holder in the form of cash or otherwise all amounts that the Company or its paying agent determines it is required to deduct and withhold therefrom under applicable law. In the event that the Company or its paying agent does not have sufficient cash with respect to any Convertible Preferred Holder from deductions or withholding on cash payments otherwise payable to such Holder, the Company and its paying agent shall be entitled to deduct and withhold amounts on deemed payments, including distributions of additional Convertible Preferred Shares in lieu of cash and constructive distributions on the Convertible Preferred Shares, and the Company and its paying agent shall be entitled to satisfy any required deduction or withholding on non-cash payments (including deemed payments) through a sale of a portion of the Convertible Preferred Shares received as a dividend or from cash dividends or sales proceeds subsequently paid or credited on the Convertible Preferred Shares. All such deducted or withheld amounts shall be treated for purposes of these Articles as having been paid to the Convertible Preferred Holder in respect of which such deduction or withholding was made.

- 52 -	FASKEN MARTINEAU DUMOULIN LLP

(h)	Tax Treatment. Absent a change in law, Internal Revenue Service practice, a material change in circumstances or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code, as amended (the “Code”)), none of the Convertible Preferred Holders or the Company shall (i) treat the Convertible Preferred Shares (based on their terms as set forth in the Articles) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income tax purposes, or (ii) take any position on a tax return inconsistent with such treatment.

- 53 -	FASKEN MARTINEAU DUMOULIN LLP

ANNEX A

NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT
CONVERTIBLE PREFERRED SHARES)

The undersigned hereby elects to convert the number of Convertible Preferred Shares (the “Preferred Shares”), indicated below into Common Shares (the “Common Shares”), of General Fusion Group Ltd., a British Columbia corporation (the “Company”), according to the conditions hereof, as of the date written below. If Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company in accordance with the Purchase Agreement. No fee will be charged to the Convertible Preferred Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:
Number of Preferred Shares owned prior to Conversion:
Number of Preferred Shares to be Converted:
Accrued Value of Preferred Shares to be Converted:
Number of Common Shares to be Issued:
Applicable Conversion Price:
Number of Preferred Shares subsequent to Conversion:
Address for Delivery:
or

DWAC Instructions:
Broker no:
Account no:

[HOLDER]

By:
Name:
Title:

- 54 -	FASKEN MARTINEAU DUMOULIN LLP